UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 24, 2007

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                      001-31924             84-0748903
-------------------------------     -------------------   --------------------
 (State or other jurisdiction          (Commission          (I.R.S. Employer
      of incorporation)                 File Number)       Identification No.)

                        121 SOUTH 13TH STREET
                               SUITE 201
                           LINCOLN, NEBRASKA                            68508
------------------------------------------------------------------- ------------
                (Address of principal executive offices)             (Zip Code)

              Registrant's telephone number, including area code: (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        At the 2007 annual meeting of shareholders of Nelnet, Inc. (the "Company") held on May 24, 2007, the shareholders of the Company approved an amendment to the Company's Restricted Stock Plan (the "Plan") to increase the authorized number of shares of the Company's Class A common stock that may be issued under the Plan from a total of 1,000,000 shares to a total of 2,000,000 shares. Additional information about the amendment can be found in the Company's definitive proxy statement on Schedule 14A for the annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 23, 2007.

        The Plan provides for grants of awards of restricted shares and restricted stock units to employees of the Company and its subsidiaries and affiliates. As amended, the Plan allows for the issuance of a total of 2,000,000 shares of the Company's Class A common stock pursuant to restricted share or restricted stock unit awards. The Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the provisions of the Plan, the Compensation Committee has the authority to select employees to whom awards may be granted, determine the number of awards to be granted and the number of shares to which an award may relate, and determine the terms and conditions of any award granted under the Plan. The foregoing summary is qualified in its entirety to the complete text of the Plan, as amended, a copy of which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.


ITEM 8.01  OTHER EVENTS.

        On May 25, 2007, the Company sold EDULINX Canada Corporation, a Canadian student loan service provider and subsidiary of the Company ("EDULINX"), to Resolve, a business outsourcing firm based in Canada ("Resolve").

        The total amount of cash consideration to be paid to the Company is expected to be between $18 and $22 million. The final purchase price is subject to change based on a final working capital purchase price adjustment and certain post-closing performance factors as defined in the agreement for the sale. The initial consideration to the Company is approximately $18 to $19 million. In addition, the Company may receive an additional payment estimated to be up to $2.5 million in May 2008 from Resolve based on EDULINX meeting certain performance measures as defined in an existing servicing agreement between EDULINX and the Government of Canada.

        During the second quarter of 2007, the Company expects to record an approximately $8 to $9 million loss, net of tax, or approximately $0.16 to $0.18 per share loss, related to EDULINX. This includes an approximately $10 to $11 million loss, net of tax, or approximately $0.20 to $0.22 per share loss, from the sale, which is offset by the operating income from EDULINX for the period. If the Company receives the May 2008 incentive payment of up to $2.5 million, these additional proceeds will be recognized by the Company as a gain in the period when such cash is received. As a result, the Company could record a gain of up to $0.05 per share, net of tax, if and when this cash is received in 2008.

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        The Company will report the current and prior period results of operations of EDULINX as discontinued operations in its consolidated financial statements. In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on certain non-GAAP performance measures referred to as base net income. Base net income as defined by the Company is GAAP net income excluding derivative market value, foreign currency, and put option adjustments, the amortization of intangible assets, non-cash stock based compensation related to business combinations, and variable-rate floor income. Base net income will also exclude the discontinued operations, including the current period loss from the sale of EDULINX, and any future period gains from the receipt of additional consideration from the sale of EDULINX. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results. Base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The Company's base net income presentation does not represent another comprehensive basis of accounting. The Company does not expect the sale of EDULINX to have any material effect on certain forward looking base net income information discussed by the Company in prior publicly accessible earnings conference calls during 2007.

        Information contained in this report, other than historical information, may be considered forward looking in nature and subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected.

        The Company issued a press release on May 28, 2007 announcing the sale of EDULINX. A copy of the press release is filed as Exhibit 99.1 to this report.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

        (d) Exhibits. The following exhibits are filed as part of this report:

            Exhibit No.              Description
            -----------    ---------------------------------------------------

               10.1 Nelnet, Inc. Restricted Stock Plan, as amended through May 24, 2007

               99.1 Press Release of Nelnet, Inc. dated May 28, 2007 - "Nelnet Announces Sale of EDULINX"


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NELNET, INC.


Date:  May 31, 2007                    By:   /s/ TERRY J. HEIMES
                                           -------------------------------------
                                                 Terry J. Heimes
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX


       Exhibit No.                  Description
      ------------   -------------------------------------------------------

         10.1        Nelnet, Inc. Restricted Stock Plan, as amended through
                     May 24, 2007

         99.1 Press Release of Nelnet, Inc. dated May 28, 2007 - "Nelnet Announces Sale of EDULINX"






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